Exhibit 99.1

PINNACLE ENTERTAINMENT REPORTS 2014 FIRST QUARTER FINANCIAL RESULTS

LAS VEGAS, April 30, 2014 - Pinnacle Entertainment, Inc. (NYSE: PNK) today reported financial results for the first quarter ended March 31, 2014.

2014 First Quarter Highlights:

•
Net revenues increased by $266.2 million or 100% year over year to $532.8 million, and Consolidated Adjusted EBITDA increased by $88.4 million or 136.4% year over year to $153.2 million. Consolidated Adjusted EBITDA margin increased by 445 basis points to 28.8%.

•
Comparing the Company's current continuing operations in the 2014 first quarter to the prior year period on a combined basis including the acquired Ameristar properties, net revenues decreased by $28.9 million or 5.2%, Consolidated Adjusted EBITDA declined by $1.2 million or 0.8%, and Consolidated Adjusted EBITDA margin expanded by 130 basis points year over year.

•	Management estimates that approximately $53 million of recurring annual synergies from the Ameristar merger were implemented at the end of the 2014 first quarter.

•
Income from continuing operations increased by $106.5 million to $18.7 million from a loss of $87.8 million in the prior year period. GAAP net income per share was $0.31 versus a loss per share of $1.46 in the prior year period.

•	Adjusted income per share increased by $0.26 or 144% to $0.44 from $0.18 in the prior year period.

Additional Highlights:

•
Belterra Park Gaming & Entertainment Center will open to the public tomorrow, May 1, at 7:00 p.m. Eastern Time. The Company paid the initial $10 million installment for Belterra Park's video lottery terminal license in January 2014 and the second installment of $15 million in April 2014. The construction budget remains at $209 million.

•
The Company announced a strategic marketing partnership with MGM Resorts International for MGM's Mlife and Pinnacle’s mychoice player loyalty programs. Beginning April 1, select mychoice members receive hotel stays, show tickets and other exclusive benefits at MGM Resorts’ properties in Las Vegas, while MGM's Mlife members receive offers for hotel stays, dining and other memorable experiences at Pinnacle’s properties throughout the U.S.

•	On April 1, the Company expanded its enhanced mychoice guest loyalty program to encompass the Ameristar branded properties. The program now spans the Company's entire 15 property portfolio.

•
On April 1, the Company completed the sale of Lumiere Place Casino and Hotels for cash consideration of $260 million, subject to a net working capital adjustment. The Company used the net cash proceeds received at closing to repay approximately $260 million of aggregate principal amount of term loans.

•
On April 24, the Louisiana Gaming Control Board approved a resolution relieving the Company of a requirement to hold $25 million in escrow in connection with the Golden Nugget Lake Charles development project. The Company used the cash released from the escrow to repay term loans.

•
Since completing the Ameristar acquisition, the Company has retired approximately $660 million of aggregate principal amount of term loans through April 2014, for a net total debt principal reduction of approximately $435 million after giving effect to incremental revolving credit facility drawings during that time period.

Summary of First Quarter Results

(in thousands, except per share data)	Three months ended March 31,
	2014	2013
Net revenues	$532,769	$266,617
Consolidated Adjusted EBITDA (1)	$153,234	$64,811
Consolidated Adjusted EBITDA margin (1)	28.8%	24.3%
Operating income (2)	$87,723	$31,920
Income (loss) from continuing operations	$18,744	$(87,787)
Income (loss) from continuing operations margin	3.5%	(32.9)%
GAAP net income (loss)	$19,047	$(85,391)
Diluted net income (loss) per share	$0.31	$(1.46)
Adjusted income per share (1)	$0.44	$0.18

(1)
For a further description of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, and Adjusted income per share, please see the section entitled “Non-GAAP Financial Measures” and the reconciliations to the GAAP equivalent financial measures below.

(2)
Operating income in the 2014 first quarter includes $3.4 million in pre-opening and development costs, principally comprised of pre-opening expenses associated with Belterra Park and the Boomtown New Orleans hotel, as well as severance expenses stemming from the integration of Ameristar, versus $7.6 million in the prior year period, and a $0.6 million net negative impact related to write-downs, reserves and recoveries versus a net negative impact of $0.3 million in the prior year period.

In the 2014 first quarter, revenues increased by $266.2 million or 100% to $532.8 million, while Consolidated Adjusted EBITDA was $153.2 million, an increase of $88.4 million or 136.4% compared to the same period in 2013. Consolidated Adjusted EBITDA margin increased by 445 basis points year over year to 28.8%. Comparing the Company's current continuing operations in the 2014 first quarter to the prior year period on a combined basis including the acquired Ameristar properties, net revenues decreased by $28.9 million or 5.2%, Consolidated Adjusted EBITDA declined by $1.2 million or 0.8%, and Consolidated Adjusted EBITDA margin expanded by 130 basis points year over year.

Operating income increased by $55.8 million or 174.8% to $87.7 million in the 2014 first quarter versus $31.9 million in the prior year period. Income from continuing operations increased by $106.5 million to $18.7 million in the 2014 first quarter from a loss of $87.8 million in the prior year period. GAAP net income per share was $0.31 in the 2014 first quarter versus a loss of $1.46 in the prior year period. Adjusted income per share increased by $0.26 or 144% to $0.44 in the 2014 first quarter from $0.18 in the prior year period.

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, "Our 2014 first quarter financial results reflect solid operational execution and the demonstrable synergies that are accruing with the integration of Ameristar into our portfolio of properties. We are very pleased with the progress we are making, most importantly with the cultural unification of our team members. The cultural alignment allows us to rapidly progress toward our goal of completing 2014 as a seamless, unified organization and is permitting us to harvest the benefits of the merger, namely the synergies, efficiencies and revenue opportunities of being a much larger and diverse company. We are pleased with the high quality and depth of talent we have across our Company.

"We have achieved numerous integration objectives so far in 2014, including the company-wide roll out of our enhanced mychoice player loyalty program on April 1 and the implementation of hotel yield management tools at several Ameristar branded properties.

"Our mychoice player loyalty program now spans our entire gaming portfolio, with our guests enjoying benefits such as stays at MGM Resorts International properties in Las Vegas, trips to Atlantis Paradise Island in the Bahamas, Royal Caribbean International Cruises, and Mercedes-Benz automobiles. This is truly a differentiating loyalty program, which we believe will continue to distinguish our properties and their offerings from the competition. Since rolling out mychoice to the Ameristar branded properties on April 1, they have experienced a significant year over year improvement in rated play, particularly among the highest tier levels, Elite, Preferred and Owner's Club.

"Hotel yield management tools are currently live at five Ameristar branded properties, including Black Hawk, Council Bluffs, East Chicago, Kansas City, and St. Charles. We have seen encouraging initial results at these properties in terms of revenue per hotel guest and improved operational efficiency. We anticipate completing the roll out of yield management tools at the remaining Ameristar properties by June 2014.

"We also continue to implement changes to generate cost savings and efficiencies of scale from our merger with Ameristar. Through the end of the 2014 first quarter, we have implemented changes that we expect to yield $53 million of annualized synergies, with more expected as we fully leverage our scale and purchasing power and continue to implement company-wide best practices.

"We are very focused on the effective execution of our business and on operational excellence. We continuously look for ways to eliminate non value-added expenses, increase our marketing effectiveness and efficiency, and maximize the productivity of our assets and the resources we deploy. Our 2014 first quarter financial results evidence this, with the Company achieving margin expansion despite the challenging revenue environment. This operational discipline is a cornerstone of Pinnacle Entertainment. We will continue to look for ways to improve our portfolio of properties with a focus on providing our guests memorable experiences, creating an environment for our team members to do their best work and providing great value to our shareholders.

"We enthusiastically welcome our newest property into the Pinnacle Entertainment family with the opening of Belterra Park Gaming & Entertainment Center to the public tomorrow. We are excited about the growth and financial prospects for the property. We have created a terrific integrated gaming and racing destination. We have an ideal location with convenient access for our guests. The property will be an excellent addition to the dining and entertainment options of metropolitan Cincinnati and to the Pinnacle Entertainment portfolio," concluded Mr. Sanfilippo.

2014 First Quarter Operational Overview

Midwest Segment
In the Midwest segment, revenues increased by $193.2 million or 221.9% year over year to $280.2 million in the 2014 first quarter. Adjusted EBITDA increased by $68.0 million or 307.5% to $90.1 million. Adjusted EBITDA margin was 32.2%, an increase of 680 basis points year over year. The addition of Ameristar properties contributed $199.8 million to Midwest segment net revenues in the 2014 first quarter.

In the 2014 first quarter, Midwest segment results were negatively affected by a significant increase in winter weather days that reduced visitation to its properties, particularly in January and February, as well as a generally challenging revenue environment due to persistent macroeconomic softness. Operational efficiencies and cost controls limited the impact of revenue softness on Adjusted EBITDA performance. Belterra experienced year over year declines in its key metrics as a result of a new competitor in Cincinnati, Ohio. However, efficiencies and cost controls permitted margins at the property to remain unchanged year over year.

South Segment
In the South segment, revenues increased by $21.1 million or 11.8% year over year to $199.9 million in the 2014 first quarter. Adjusted EBITDA increased by $16.9 million or 35.5% to $64.6 million. Adjusted EBITDA margin was 32.3%, an increase of 560 basis points year over year. The addition of Ameristar Vicksburg contributed $29.4 million to South segment net revenues in the 2014 first quarter.

In the 2014 first quarter, South segment results were driven by strong revenue and cash flow performance at the Company's L'Auberge Lake Charles and L'Auberge Baton Rouge properties. Lake Charles delivered solid Adjusted EBITDA and Adjusted EBITDA margin growth in the 2014 first quarter through a combination of strong regional demand trends and cost efficiencies. L'Auberge Baton Rouge continued to ramp up its revenue in the Baton Rouge gaming market and increase its high end regional gaming volume. Adjusted EBITDA and Adjusted EBITDA margin performance of Baton Rouge were strong, driven by cost and marketing efficiencies and revenue growth. Boomtown Bossier continues to be negatively impacted by the addition of a new competitor in the Bossier City/Shreveport gaming market in June 2013.

West Segment
West segment revenues were $50.7 million in the 2014 first quarter, and Adjusted EBITDA was $18.3 million. Adjusted EBITDA margin was 36.1%. Ameristar properties comprised 100% of West segment revenues in the 2014 first quarter.

Corporate Expenses and Other
Corporate expenses and Other, which is principally comprised of corporate overhead expenses, as well as the Heartland Poker Tour and Retama Park management operations, increased by $14.8 million year over year to $19.8 million in the 2014 first quarter. The year over year increase in corporate overhead expenses in the 2014 first quarter was driven by the acquisition of Ameristar and due to the change in allocation methodology for corporate expenses implemented in the 2013 third quarter. 2014 first quarter Corporate Expenses and Other decreased by $3.3 million or 14.3% quarter over quarter, due primarily to the realization of synergies from the Ameristar merger and integration.

Divestiture Update
On April 1, 2014, the Company completed the sale of Lumiere Place Casino, HoteLumiere, the Four Seasons Hotel St. Louis, and related excess land parcels to a subsidiary of Tropicana Entertainment, Inc. for cash consideration of $260 million, subject to a net working capital adjustment. The Company used the proceeds received at closing to repay approximately $260 million of term loans under its Amended and Restated Credit Agreement.

Operational and Balance Sheet Execution
Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, “Despite the challenging operating environment in the 2014 first quarter, we consciously managed our operating cost structure and marketing expenses to limit the impact this had on EBITDA. Our overall 2014 first quarter EBITDA margin expanded by 445 basis points to 28.8%. When combined with the results of the Ameristar properties in the prior year period, our margin expanded an impressive 130 basis points year over year to 28.8% on a same store basis.

"On the balance sheet, we continue to demonstrate our commitment to prudently managing our debt, leverage and liquidity position by deploying asset sale proceeds and cash flow from operations to debt reduction. Since we completed the Ameristar acquisition in August of 2013, through April 2014, we have retired approximately $660 million of term loans and have greatly reduced our total debt and leverage. We have an ample liquidity position of approximately $440 million, and with capital needs diminishing as we approach the opening of both Belterra Park tomorrow and the Boomtown New Orleans hotel this Summer, we expect further improvement in our liquidity profile and a more rapid pace to the reduction of our leverage metrics," concluded Mr. Ruisanchez.

Liquidity, Capital Expenditures and Interest Expense

Liquidity
At March 31, 2014, the Company had approximately $162.7 million in cash and cash equivalents. As of March 31, 2014, $531.6 million was drawn on the Company’s $1.0 billion revolving credit facility and approximately $12.9 million of letters of credit were outstanding. Total debt at the end of the 2014 first quarter was approximately $4.35 billion.

During the 2014 first quarter, the Company repaid approximately $71 million of aggregate principal amount of term loans, principally with cash flow from operations, for a net reduction of total debt principal of approximately $33 million after giving effect to incremental revolving credit facility drawings to fund capital expenditures and other working capital items during the quarter.

Since completing the Ameristar acquisition in August 2013, the Company has retired approximately $660 million of aggregate principal amount of term loans through April 2014, for a net total debt principal reduction of approximately $435 million after giving effect to incremental revolving credit facility drawings during that time period. Term loan repayments were made with asset sales proceeds and cash flow from operations, while revolving credit facility drawings were utilized to fund capital expenditures and working capital for the Company's day to day operations.

Capital Expenditures
Capital expenditures totaled approximately $66.1 million during the 2014 first quarter. In the 2014 first quarter, cash expenditures totaled $3.5 million for the Boomtown New Orleans hotel project and $43.9 million for the Belterra Park redevelopment project. Excluding land and capitalized interest costs, the Company has incurred approximately $11.4 million of the $20 million budget for the Boomtown New Orleans hotel project and $144.5 million of the $209 million budget for the Belterra Park redevelopment.

Interest Expense
Gross interest expense before capitalized interest was $68.6 million in the 2014 first quarter, compared to $29.1 million in the prior year period. The increase in gross interest expense is attributable to the additional debt incurred to fund the Company's acquisition of Ameristar. Capitalized interest in the 2014 first quarter was $1.6 million versus $0.4 million in the prior year period. In the 2014 first quarter, the Company capitalized interest expense on its expenditures related to the Belterra Park redevelopment project and Boomtown New Orleans hotel.

Investor Conference Call
Pinnacle Entertainment will hold a conference call for investors today, Wednesday, April 30, 2014, at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) to discuss its 2014 first quarter financial and operating results. Investors may listen to the call by dialing (706) 679-7241. The code to access the conference call is 27759615. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.

A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA margin, Combined Net Revenues, Combined Consolidated Adjusted EBITDA, Adjusted net income (loss), and Adjusted income (loss) per share are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening and development expenses, asset impairment costs, impairment of equity method investment, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, income (loss) from equity method investment, non-controlling interest and discontinued operations and adjustment for taxes on such items. The Company defines Adjusted income (loss) per share as Adjusted net income (loss) divided by the weighted-average number of shares of the Company’s common stock outstanding. The Company defines Consolidated Adjusted EBITDA margin as Consolidated Adjusted EBITDA divided by revenues on a consolidated basis. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.

The Company uses Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin as relevant and useful measures to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDA is a useful measure for investors because it is an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry.  Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.

Adjusted net income (loss) is presented solely as supplemental disclosure, as this is one method that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted income (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.

The Company defines Combined Net Revenues as revenues less corporate and other of Pinnacle Entertainment, Inc. and Ameristar Casinos, Inc. assuming that Ameristar Casinos, Inc. was a part of Pinnacle Entertainment, Inc. from January 1, 2013 through March 31, 2013. The Company defines Combined Consolidated Adjusted EBITDA as Consolidated Adjusted EBITDA (as defined above) of Pinnacle Entertainment, Inc. and Ameristar Casinos, Inc. assuming that Ameristar Casinos, Inc. was a part of Pinnacle Entertainment, Inc. from January 1, 2013 through March 31, 2013.

Combined Net Revenues and Combined Consolidated Adjusted EBITDA are being presently solely as supplemental disclosure. The Company believes it is more meaningful to compare year-over-year results for Ameristar Casinos, Inc. and Pinnacle Entertainment, Inc. on a combined basis, which is a non-GAAP formulation that combines the results for Ameristar Casinos, Inc. and Pinnacle Entertainment, Inc. Therefore, it includes the results of Ameristar Casinos, Inc. for the first quarter of 2013.

EBITDA measures, such as Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin, Combined Net Revenues, Combined Consolidated Adjusted EBITDA, Adjusted net income (loss), and Adjusted income (loss) per share are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for a reconciliation of Consolidated Adjusted EBITDA to Income (loss) from continuing operations, a reconciliation of GAAP net (loss) income to Adjusted net income (loss), a reconciliation of GAAP income (loss) per share to Adjusted income (loss) per share, and a reconciliation of Consolidated Adjusted EBITDA margin to Income (loss) from continuing operations margin, a reconciliation of Combined Net Revenues to GAAP net revenues and a reconciliation of Combined Consolidated Adjusted EBITDA to Income (loss) from continuing operations.
Definition of Adjusted EBITDA and Adjusted EBITDA Margin for Operating Segments
The Company defines Adjusted EBITDA for each operating segment as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, inter-company management fees, gain (loss) on early extinguishment of debt, gain (loss) on sale of discontinued operations, and discontinued operations. The Company defines Adjusted EBITDA margin for each operating segment as Adjusted EBITDA divided by revenues for such segment. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to compare operating results among its properties and between accounting periods.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Ohio. The Company also holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s future operating performance; future growth; ability to implement strategies to improve revenues and operating margins at the Company’s properties; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness, including in connection the divestitures; the expected synergies, cost savings and benefits of the Ameristar transaction, including the expected accretive effect of the transaction on the Company’s financial results and profit; the budgets, completion and opening schedules of the Company’s various projects; the facilities, features and amenities of the Company’s various projects; the ability of the Company to sell or otherwise dispose of discontinued operations; the expected benefits of the Company’s marketing programs; and the Company's anticipated future capital expenditures; are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors and uncertainties that could cause actual results to differ materially from those reflected by such statements. Such factors and uncertainties include, but are not limited to: (a) the Company's business may be sensitive to reductions in consumers' discretionary spending as a result of downtowns in the economy; (b) global financial conditions may have an impact on the Company's business and financial condition in ways that the Company currently cannot accurately predict; (c) significant competition in the gaming industry in all of the Company's markets could adversely affect the Company's revenues and profitability; (d) many factors, including the escalation of construction costs beyond increments anticipated in its construction budgets and unexpected construction delays, could prevent the Company from completing its various projects within the budgets and on time, including the Belterra Park project and the Boomtown New Orleans hotel project; (e) the ability and timing of the Company to achieve the expected synergies, cost savings, and other benefits of the Ameristar transaction may be affected by many factors, including our ability to successfully integrate the two companies and reduce costs and expenses; (f) the Company's ability to obtain future financings on the terms expected, or at all; (g) the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness impose operating and financial restrictions on the Company; and (h) other risks, including those as may be detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results and business, review the Company's filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

References in this press release to "Pinnacle Entertainment, Inc.," "Pinnacle, " "Company," "we," "our" or "us" refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Ameristar, Belterra, Boomtown, Casino Magic, Heartland Poker Tour, L’Auberge Lake Charles, L’Auberge Baton Rouge, River City, Belterra Park, and River Downs are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Roxann Kinkade, APR
Vice President, Finance, Investor Relations & Treasury	Director, Media Relations and Public Affairs
702/541-7777 or investors@pnkmail.com	816/414-7007 or rkinkade@pnkmail.com

- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	For the three months ended March 31,
	2014	2013

Revenues:
Gaming	$480,140	$240,197
Food and beverage	27,613	12,939
Lodging	10,790	4,758
Retail, entertainment and other	14,226	8,723
Total revenues	532,769	266,617
Expenses and other costs:
Gaming	247,994	135,745
Food and beverage	24,712	11,458
Lodging	5,129	2,969
Retail, entertainment and other	4,576	3,710
General and administrative	100,267	49,801
Depreciation and amortization	58,311	23,159
Pre-opening and development	3,412	7,553
Write-downs, reserves and recoveries, net	645	302
Total expenses and other costs	445,046	234,697
Operating income	87,723	31,920
Interest expense, net	(66,789)	(28,594)
Loss from equity method investments	—	(92,181)
Income (loss) from continuing operations before income taxes	20,934	(88,855)
Income tax benefit (expense)	(2,190)	1,068
Income (loss) from continuing operations	18,744	(87,787)
Income from discontinued operations, net of income taxes	299	2,396
Net income (loss)	19,043	(85,391)
Net loss attributable to non-controlling interest	(4)	—
Net income (loss) attributable to Pinnacle Entertainment, Inc.	$19,047	$(85,391)
Net income (loss) per common share—basic
Income (loss) from continuing operations	$0.32	$(1.50)
Income from discontinued operations, net of income taxes	—	0.04
Net income (loss) per common share—basic	$0.32	$(1.46)
Net income (loss) per common share—diluted
Income (loss) from continuing operations	$0.31	$(1.50)
Income from discontinued operations, net of income taxes	—	0.04
Net income (loss) per common share—diluted	$0.31	$(1.46)

Number of shares—basic	59,263	58,339
Number of shares—diluted	61,150	58,339

1

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$162,702	$191,938
Other assets, including restricted cash	1,612,387	1,608,425
Land, buildings, vessels and equipment, net	3,055,375	3,036,515
Assets of discontinued operations held for sale	322,093	322,548
Total assets	$5,152,557	$5,159,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities, other than long-term debt	$366,280	$361,618
Long-term debt, including current portion	4,349,545	4,380,051
Deferred income taxes	168,096	166,484
Liabilities of discontinued operations held for sale	18,928	26,103
Total liabilities	4,902,849	4,934,256
Total stockholders' equity	249,708	225,170
Total liabilities and stockholders' equity	$5,152,557	$5,159,426

2

Pinnacle Entertainment, Inc.
Supplemental Information
Revenues and Adjusted EBITDA,
Reconciliation of Consolidated Adjusted EBITDA to Income (Loss) from Continuing Operations, and Reconciliation of Consolidated Adjusted EBITDA Margin
to Income (Loss) from Continuing Operations Margin
(In thousands, unaudited)

	For the three months ended March 31,
	2014	2013
Revenues:
Midwest (a)	$280,237	$87,060
South (b)	199,947	178,818
West (c)	50,654	—
Total Segment Revenues	530,838	265,878
Corporate and Other (d)	1,931	739
Total Revenues	$532,769	$266,617

Adjusted EBITDA (e):
Midwest (a)	$90,120	$22,114
South (b)	64,639	47,718
West (c)	18,298	—
Segment Adjusted EBITDA	173,057	69,832
Corporate expenses and Other (d)	(19,823)	(5,021)
Consolidated Adjusted EBITDA (e)	$153,234	$64,811

Other benefits (costs):
Depreciation and amortization	$(58,311)	$(23,159)
Pre-opening and development	(3,412)	(7,553)
Non-cash share-based compensation expense	(3,143)	(1,877)
Write-downs, reserves and recoveries, net	(645)	(302)
Interest expense, net	(66,789)	(28,594)
Loss from equity method investment	—	(92,181)
Income tax benefit (expense)	(2,190)	1,068
Income (loss) from continuing operations	$18,744	$(87,787)
Consolidated Adjusted EBITDA margin % (e)	28.8%	24.3%
Income (loss) from Continuing Operations margin %	3.5%	(32.9)%

(a)	Midwest segment includes: Ameristar Council Bluffs, Ameristar East Chicago, Ameristar Kansas City, Ameristar St. Charles, Belterra Casino Resort & Spa, Belterra Park and River City.

(b)	South segment includes: Ameristar Vicksburg, Boomtown Bossier City, Boomtown New Orleans, L’Auberge Baton Rouge, and L’Auberge Lake Charles.

(c)	West segment includes Ameristar Black Hawk, Cactus Pete's and the Horseshu.

(d)
Corporate expenses and Other includes corporate expenses, as well as the results of Heartland Poker Tour and from the management of Retama Park Racetrack. Corporate expenses and Other for the 2013 third quarter, 2013 fourth quarter and 2014 first quarter reflect a new corporate expense allocation methodology. The historical periods have not been recast to reflect the change of corporate expense allocation methodology, as such re-allocations were not deemed material.

(e)	See discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA margin.

3

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Income (Loss) to Adjusted Net Income
and GAAP Net Income (Loss) Per Share to Adjusted Income Per Share
(In thousands, except per share amounts, unaudited)

	For the three months ended March 31,
	2014	2013
GAAP net income (loss)	$19,047	$(85,391)
Pre-opening and development	3,412	7,553
Write-downs, reserves and recoveries, net	645	302
Impairment of equity method investment	—	92,181
Player list amortization (a)	5,098	—
Adjustment for income taxes	(943)	(1,970)
Income from discontinued operations, net of income taxes	(299)	(2,396)
Adjusted net income (b)	$26,960	$10,279

GAAP net (loss) income per share	$0.31	$(1.46)
Pre-opening and development	0.06	0.13
Write-downs, reserves and recoveries, net	0.01	0.01
Impairment of equity method investment	—	1.58
Player list amortization (a)	0.08	—
Adjustment for income taxes	(0.02)	(0.03)
Income from discontinued operations, net of income taxes	—	(0.04)
Adjusted income per share (b)	$0.44	$0.18
Number of shares—diluted	61,150	58,339

(a)	Includes $5.1 million of amortization related to the acquired Ameristar player lists.

(b)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net income and Adjusted income per share.

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2013 First Quarter Supplemental Financial Information
Although Pinnacle Entertainment did not own Ameristar Casinos, Inc. for the three month period ending March 31, 2013, the Company believes the financial data provided below is useful to investors to assess the value this transaction brings to the Company and its stakeholders.

The following unaudited condensed combined financial information for the three months ended March 31, 2013 shows the Company's reported results for the 2013 first quarter, the results of Ameristar Casinos stand alone operations for the period of January 1, 2013 through March 31, 2013, and the combined Company financial information as if the acquisition of Ameristar was completed on January 1, 2013.

Pinnacle Entertainment, Inc.
Supplemental Information
Combined Net Revenue and Combined Consolidated Adjusted EBITDA Including the Ameristar Prior Year Period for the Three Months Ending March 31, 2013
(In thousands, unaudited)

	Pinnacle Entertainment, Inc. As Reported	Ameristar Casinos, Inc. As Reported	Combined (b)

	January 1, 2013 through March 31, 2013	January 1, 2013 through March 31, 2013	January 1, 2013 through March 31, 2013
Net Revenues:
Midwest	$87,060	$213,493	$300,553
South	178,818	30,271	209,089
West	—	51,316	51,316
Total Segment Revenues	265,878	295,080	560,958
Corporate and Other	739	—	739
Total Revenues (b)	$266,617	$295,080	$561,697

Adjusted EBITDA:
Midwest	$22,114	$71,163	$93,277
South	47,718	14,321	62,039
West	—	17,111	17,111
Segment Adjusted EBITDA	69,832	102,595	172,427
Corporate Expenses and Other (a)	(5,021)	(12,945)	(17,966)
Combined Consolidated Adjusted EBITDA (b)	$64,811	$89,650	$154,461
Combined Consolidate Adjusted EBITDA margin %	24.3%	30.4%	27.5%

(a)	Ameristar predecessor period corporate expenses include all costs of the legacy Company's corporate operations.

(b)	See discussion of Non-GAAP financial measures for a detailed description of Consolidated Adjusted EBITDA, Combined Net Revenues and Combined Consolidated Adjusted EBITDA.

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Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliation of Combined Consolidated Adjusted EBITDA
to Loss from Continuing Operations
(In thousands, unaudited)

Combined
For the three months ended March 31, 2013
As if acquisition was completed on January 1, 2013
Combined Consolidated Adjusted EBITDA (a)	$154,461

Ameristar January 1, 2013 through March 31, 2013 Adj. EBITDA	(89,650)
Depreciation and amortization	(23,159)
Pre-opening and development costs	(7,553)
Non-cash share-based compensation expense	(1,877)
Write-downs, reserves and recoveries, net	(302)
Interest expense, net	(28,594)
Loss on equity method investment	(92,181)
Income tax benefit	1,068
Loss from continuing operations	$(87,787)

(a)	See discussion of Non-GAAP financial measures for a detailed description of Consolidated Adjusted EBITDA, Combined Net Revenues and Combined Consolidated Adjusted EBITDA.

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